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                                                                    Exhibit 10.3

                                    AGREEMENT
         AGREEMENT, made as of June 22, 2001, by and among STONEPATH GROUP, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware and LEE HANSEN, ("Hansen"), an individual presently residing within the State of California.

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Company and Hansen are parties to an employment agreement dated September 15, 1999 (the "Employment Agreement") pursuant to which Hansen served as an officer and/or director of the Company;

         WHEREAS, the Company and Hansen desire to terminate the Employment Agreement, together with any and all other arrangements, agreements or understandings between them, and except as otherwise set forth herein, to terminate any and all claims that relate in any manner to any matter arising out of or relating in any way to Hansen's employment with or severance from the Company, or that otherwise relate to Hansen's relationship with the Company, and to take the other actions as provided below;

         WHEREAS, in conjunction with the termination of all such agreements and arrangements, Hansen does hereby tender his resignation from the Company's Board of Directors as of the effective date set forth in Paragraph 1 hereafter.

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto, intending to be legally bound hereunder, agree as follows:

         1.       Resignation and Termination of Services.
                  ----------------------------------------

                  1.1 Hansen hereby resigns as an officer, director and employee of the Company, effective as of June 22, 2001 and the Company hereby accepts such resignation. Hansen confirms that such resignation is not related to or as a result of, a disagreement relating to the Company's operations, policies or practices. The Company agrees that in any publicly released materials it will attribute the resignation to "Mr. Hansen's election to pursue other professional endeavors." Hansen and the Company further agree to terminate, effective June 22, 2001, the Employment Agreement, together with any and all other arrangements, agreements and understandings between them relating in any way or manner to Hansen's employment by the Company or services on behalf of the Company; provided, however, that the provisions of the Employment Agreement relating to: (i) Hansen's Non-Disclosure Covenant; and (ii) the Company's obligations to indemnify and hold Hansen harmless, shall survive the termination thereof.

         2.       Release of Obligations.
                  -----------------------

                  2.1      By Hansen
                           ---------




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                           (a) Except for the Company's obligations set forth
herein and subject to the Company fulfilling its obligations as set forth herein, Hansen agrees to and does hereby release, remise and forever discharge the Company (including its officers, directors and current employees all as third party beneficiaries) from and against any and all claims, obligations, actions, causes of action, demands, debts and responsibilities, now or hereafter existing, from the beginning of the world until the date hereof, particularly with respect to any and all such claims, causes of action, demands, notes or actions which in any way relate to his status as an employee, officer or director of the Company and with regard to the termination of the Employment Agreement and with respect to or in connection with any other subject matter of this Agreement.

                           (b) The general release above shall extend to and
cover without limitation claims, demands, liabilities, responsibilities, causes of action, obligations, damages, liens, costs and expenses arising out of or relating in any way to the employment relationship, the termination of the employment relationship, title VII of the Civil Rights Act of 1964, and any similar or analogous state of California law or regulation, including without limitation the California Fair Employment and Housing Act or any similar or analogous federal, state or local legislation or regulation relevant or applicable to the employment relationship.

                           (c) Hansen specifically waives the benefits of
Section 1542 of the California Civil Code that provides:

                                    "A general release does not extend to claims
                           that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement."

                  2.2      By the Company.
                           ---------------

                      Except for his obligations hereunder and subject to Hansen fulfilling his continuing obligations as set forth hereafter, the Company agrees to and does hereby release, remise and forever discharge Hansen from and against any and all claims, demands, actions, causes of action, notes, debts or obligations from the beginning of the world until the date hereof including, among others, those matters arising with respect to the services performed by Hansen under and pursuant to the Employment Agreement or in connection with his status as an employee, officer or director of the Company. Furthermore, the Company specifically waives the benefits of Section 1542 of the California Code that provides:

                                    "A general release does not extend to claims
                           that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement."


         3.       Continuous Obligations.
                  -----------------------




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                  3.1      Hansen agrees, that for and in consideration of
compliance by the Company of the covenants and agreements contained herein, he shall continue to be bound by paragraph 7 of his Employment Agreement, "Non-Disclosure Covenant", the terms of which shall survive this Agreement.

                  3.2 The Company agrees that for and in consideration of compliance by Hansen of the covenants and agreements contained herein, it shall continue to indemnify and hold Hansen harmless in the manner and to the extent provided for upon Exhibit A to the Employment Agreement, the terms of which shall survive this Agreement.

         4.       Consideration.
                  --------------

                  4.1 In consideration of the covenants and agreements contained herein, Hansen shall receive as sole, total and exclusive cash consideration hereunder, the sum of $85,000 as severance, less any amounts required to be withheld under applicable tax laws, payable within five (5) days of the date hereof.

                  4.2 In addition to the consideration set forth above, the Company shall agree at its own expense, for a period of six (6) months from the date hereof, to maintain Hansen and family as a participant in the major medical or group health plan available to its other employees as of the date hereof.

                  4.3 In further consideration of the covenants and agreements contained herein, the Company does hereby agree to accelerate the vesting of that number of Options Hansen was entitled to had he remained an employee of the Company for an additional period of six (6) months from June 30, 2001. Hansen and the Company agree that Hansen would be entitled to an additional 135,000 Options. Inclusive of the Options accelerated by virtue of the above, the Company and Hansen agree that Hansen shall be the beneficial owner of Options to purchase 697,500 shares of the Company's common stock, and the terms of such Options shall be set forth entirely and exclusively within the "Option to Purchase Common Stock of Stonepath Group, Inc., Non-Plan Option No. 2001-1" attached hereto as Exhibit "A". Furthermore, as soon as practicable after the date of this Agreement the Company intends to file and cause to become effective a registration statement on Form S-8 with the Securities and Exchange Commission covering shares issuable by the Company upon exercise of stock options including those shares issuable to Hansen upon exercise of options held by him.

         5.       Affirmative Covenants.
                  ----------------------

         5.1      Advisory Services.
                  ------------------

                  (a) For a period of six (6) months from the date hereof, Hansen agreesto provide advisory services on a limited basis, to, or on behalf of, the Company. In this regard, Hansen shall be required to respond to telephonic inquiries of employees or members of the Board of Directors of the




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Company and to otherwise provide general assistance in connection with business or legal matters as they relate to the Company, primarily in connection with confirming matters or providing information relative to matters as to which he had principal responsibility while in the employ of the Company.

                  (b) With respect to facts and circumstances arising during the performance of advisory services by Hansen, including service on the board of directors of a portfolio investment, the Company will indemnify and hold Hansen harmless in the manner and to the extent provided for upon Exhibit A to the Employment Agreement.

                  (c) The Company will reimburse Hansen for reasonable expenses incurred by him in the performance of advisory services to the Company or in connection with his participation in the defense of litigation against the Company or its officers and directors.

                  5.2      Return of Company Materials.
                           ----------------------------

                           Hansen has, or will upon the execution hereof,
deliver to the Company or destroy any and all Company property in his possession or under his control. For the purpose of this paragraph, the term "property" means all files, memoranda, minutes of Board meetings, employee files, documents, papers, agreements, keys, credit cards, items, records, computer hardware, computer software, computer apparatus, items of personal property, machinery and equipment or other materials, that belong to the Company, were taken from the premises of the Company or were purchased with funds or in the name of the Company.

                  5.3      Non-Disparagement.
                           ------------------

                           (a)      Hansen agrees that he shall not make or
publish any negative, critical, disparaging, slanderous, or libelous statements about the Company or any of its officers, directors, agents, employees, or representatives, and unless (and then only to the extent required by law), shall not disclose the terms and provisions of this Agreement to any third party.

                           (b)      The Company agrees that neither it nor its
officers, directors, agents, employees, or representatives shall make or publish negative, critical, disparaging, slanderous, or libelous statements about Hansen, and unless (and then only to the extent required by law), shall not disclose the terms and provisions of this Agreement to any third party.

         6.       Standstill Provision.
                  ---------------------

                  For and in consideration of the mutual covenants and premises contained herein, for a period of one (1) year, neither Hansen nor any family member (defined for this purpose to include his spouse and children) or company, partnership or trust in which Hansen (or such family member) owns five (5%) percent more of its equity or voting interests or for which Hansen serves as an employee, agent, officer, director or partner will: (i) for the purposes of


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subparagraphs (ii) or (iii) hereafter, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are interpreted in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, or (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to any voting securities of the Company for the purpose of seeking to control the management, Board of Directors or policies of the Company. Further, the parties acknowledge the Company would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore Hansen agrees that the Company shall be entitled to specific enforcement of the terms hereof in additional to any other remedy to which it may be entitled, at law or in equity.
























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         7.       Notice.
                  -------

                  Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if sent by registered mail to Hansen at:

                               2101 Pacific Avenue
                                  Apartment 602
                             San Francisco, CA 94115

                  or to the Company at its principal place of business.

         8.       Applicable Law.
                  ---------------

                  This Agreement shall be construed in accordance with the laws of the State of Delaware.

         9.       Entire Agreement.
                  -----------------

                  This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         10.      Signatures of Counterpart.
                  --------------------------

                  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         11.      Binding Obligation.
                  -------------------

                  Hansen understands that this Agreement constitutes a binding, legal obligation on Hansen's part, and that after signing it, Hansen will not be able to bring suit or make any other kind of claim against Company or anyone else with respect to any matter arising out of Hansen's employment with Company or Hansen's termination from that employment.

         12.      Counsel Review.
                  ---------------

       Hansen acknowledges that he has read and understands the contents of this Agreement. Hansen acknowledges that he has been specifically advised by Company to consult with an attorney before signing it. Hansen acknowledges that he has executed this Agreement voluntarily and of his own free will, without coercion and with full knowledge of what it means to do so.





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         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ATTEST:                                     STONEPATH GROUP, INC.

_____________________________               By: _____________________________

WITNESS:

_____________________________               _________________________________
                                            LEE C HANSEN